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                                                                    Exhibit 5(D)

[LOGO OF PACIFIC LIFE]   Pacific Life Insurance Company        GUARANTEED INCOME
                         P.O. Box 7187                           ADVANTAGE [GIA]
                         Pasadena, CA 91109-7187                   RIDER REQUEST
                         (800) 722-2333

The GIA Rider is available only on Pacific Portfolios, Pacific Value and Pacific Innovations Select. Please refer to the product's prospectus for more information.
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[1] GENERAL INFORMATION

    . All Annuitants must be age 80 or younger to purchase the GIA Rider.
    . Termination of the GIA Rider can be elected only on or after the fifth contract anniversary.

    OWNER Name                      Contract No.     SSN/TIN     Daytime Phone
    (First, Middle Initial, Last)
                                                                 (   )
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[2] ADD THE GIA RIDER

    [_] Add the GIA Rider to my contract.

        I understand that:

        . If I annuitize my contract under the provisions of the GIA Rider, my payments will be a fixed amount.
        . On each contract anniversary, a charge of 0.30% of the contract value will be assessed.
        . If the request is received in good order within 30 days after contract anniversary, the Rider will be effective on that contract anniversary. If the request is received 30 days or more after a contract anniversary, the Rider will be effective on the next contract anniversary.

[3] TERMINATE THE GIA RIDER

    [_] Terminate the GIA Rider from my contract.

        I understand that:

        . If the request is received in good order within 30 days after the 5th or later contract anniversary, the Rider will be terminated on that contract anniversary. If the request is received 30 days or more after the 5th or later contract anniversary, the Rider will be terminated on the next contract anniversary.
        . On termination, the final annual charge of 0.30% will be assessed from the contract value.
        . All benefits of the GIA Rider will be forfeited upon termination of the Rider.
        .  All other provisions of the contract remain in force.

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[4] SIGNATURES

    ___________________ ____________ ___________________________ ______________
     Owner's Signature      Date       Joint Owner's Signature        Date

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             Where To Send This Form   Pacific Life Insurance Company
                                       P.O. Box 7187
                                       Pasadena, CA 91109-7187

   Who To Call For Help Or Questions   Your registered representative or the
                                       Pacific Line at (800) 722-2333.

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                                                                      [BAR CODE]
                                                                       *1209-1A*